Consent of Independent Auditors

         We hereby consent to the use in this Registration Statement Amendment #1 on Form SB-2 of our report dated July 20, 2001, except for notes 1 and 7 which are as of January 17, 2002, related to the consolidated financial statements of VX Technologies, Inc. for the year ended March 31, 2001, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                                       /s/DDK & COMPANY, LLP
                                                          DDK & COMPANY, LLP

New York, New York
February 7, 2001